Exhibit 99.1

sbe & The ONE Group Agree to Mutually Terminate Sale Agreement

SBEEG Holdings, LLC (“sbe”) and The ONE Group Hospitality, Inc. (“The ONE Group”) (Nasdaq:STKS) have decided that it is in their mutual interests to terminate the agreements relating to the acquisition of sbe’s Katsuya and Cleo brands.

sbe looks forward to continuing to build momentum for Katsuya and Cleo by working closely with Chef Katsuya Uechi and Chef Danny Elmaleh. sbe’s plans call for the opening of eleven Katsuya locations in addition to the eight operating today and the opening of three new Cleo locations in addition to those operating in Hollywood, Las Vegas and South Beach.

The ONE Group will continue to develop and operate its portfolio of renowned, upscale restaurants and lounges, including STK and STK Rebel, as well as its food and beverage hospitality services business, ONE Hospitality, which provides development, management and operational services and expertise to hotels and high end venues. Both SBE and The ONE Group look forward to the opportunity to work together in the future.

About The ONE Group

The ONE Group is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

About sbe

sbe is a leading lifestyle hospitality company that develops, manages and operates award-winning hotels, restaurants and night clubs. Through exclusive partnerships with cultural visionaries, sbe is dedicated to delivering the best in design, culinary, and entertainment. Already a proven leader in the hospitality and real estate industries, sbe has more than 80 properties currently operating or in development, and has expanded several of its flagship brands including SLS Hotels, The Bazaar by Jose Andres, Hyde Lounge and The Redbury, nationally and internationally. Founded in 2002 by Chairman and CEO Sam Nazarian, sbe is a privately held company. More information about sbe can be obtained at sbe.com or by downloading the sbe App.

sbe Media Contact:

DKC Public Relations

Brittany Hershkowitz or Jessica Smith

310-280-2011

Brittany_hershkowitz@dkcnews.com; Jessica_smith@dkcnews.com

The ONE Group Media Contact:

Sloane & Company

Dan Zacchei or Kate Traynor, 212-486-9500

The ONE Group Investor Contact:

ICR

Don Duffy or Michelle Epstein, 203-682-8200

Cautionary Statement on Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) The ONE Group’s ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond the control of The ONE Group that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.